PROXY       Wells-Gardner Electronics Corporation
            2701 North Kildare Avenue
            Chicago, Illinois  60639

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
The undersigned hereby appoints Anthony Spier, James J. Roberts, Jr.
and Allan Gardner, and each of them, as Proxies, each with power of substitution, and hereby authorizes them to vote, as designated below, all Common Shares of Wells-Gardner Electronics Corporation held of record by the undersigned on March 15, 1996, at the annual meeting of shareholders to be held on April 23, 1996, and any adjournment thereof. A majority of the Proxies present at the meeting, and if only one is present, then that one, may exercise the power of all the Proxies hereunder.

1.  ELECTION OF DIRECTORS
    FOR all nominees listed below                WITHHOLD AUTHORITY to vote
    (except as marked to the contrary below)     for all nominees listed below

Anthony Spier,      Allan Gardner,    James J. Roberts, Jr.,  John Blouin,
William DeNicolo,   Wayne L. Harris,  Ernest R. Wish,         Randall S. Wells

If additional persons are nominated, the named Proxies may cumulate the votes represented by this proxy in their discretion among the above-named nominees. The withholding of authority to vote for any individual nominee or nominees will permit the Proxies to distribute the withheld votes among the remaining nominees.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write that nominee's name in the space below).
_____________________________________________________________________________

2. APPROVAL OF NONEMPLOYEE DIRECTOR STOCK PLAN. To consider and vote upon a proposal to approve the company's 1996 Nonemployee Director Stock Plan,
               FOR                         AGAINST                ABSTAIN

3. APPROVAL TO AMEND THE COMPANY'S ARTICLES OF INCORPORATION. To consider and vote upon a proposal to amend the company's Articles of Incorporation, as amended, to authorize up to 500,000 shares of Preferred Stock.
               FOR                         AGAINST                ABSTAIN

4. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2 AND 3.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED_______________________________________________, 1996
Signature_________________________________________________
Signature if held jointly_________________________________

Please mark, sign, date and return the proxy card promptly using the enclosed envelope.
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